SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                       September 1, 1998 (August 31, 1998)
                Date of Report (Date of earliest event reported)



                               DT INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



        0-23400                                        44-0537828
(Commission File Number)                 (I.R.S. Employer Identification Number)



                         1949 East Sunshine, Suite 2-300
                              Springfield, MO 65804
                    (Address of principal executive offices)
                                   (Zip code)


                                 (417) 890-0102
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

     On August 31, 1998, the Board of Directors of DT Industries, Inc. authorized the repurchase of up to an additional 1 million shares of its common stock. The repurchases may be made on the open market, or in negotiated or other permissible transactions. The repurchased shares will be used primarily for employee stock option programs.

Statements contained in the attached press release that are not historical facts are forward-looking statements that are subject to the safe harbor provisions of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. References to "expectations" and "beliefs" in the attached press release indicate such forward-looking statements. Actual results could differ materially from those anticipated in any forward-looking statements as a result of various factors, including economic downturns in industries served, delays or cancellations of customer orders, delays in shipping dates of products, significant cost overruns on certain projects, foreign currency exchange rate fluctuations and delays in achieving anticipated cost savings or in effectively correcting production inefficiencies and capacity issues and expanding into additional markets and possible future acquisitions that may not be complementary or additive.




ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Press release of the Company dated August 31, 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DT INDUSTRIES, INC.

Date: September 1, 1998              by:  /s/  Bruce P. Erdel
                                          --------------------------------------
                                          Bruce P. Erdel
                                          Senior Vice President - Finance
                                             and Secretary

                                  EXHIBIT INDEX

                                                                Page no. in
                                                                Sequential
Exhibit No.                 Description                         Numbering System
-----------                 --------------                      ----------------
    99                      Press Release of the
                            Company dated
                            August 31, 1998.